FOR IMMEDIATE RELEASE	Company Contact
Investors: Jim Zeumer
(404) 978-6434
Email: jim.zeumer@pultegroup.com

PulteGroup Announces $500 Million Increase to Share Repurchase Authorization and a
Tender for Up to $300 Million of its 4.250% Senior Notes Due 2021

ATLANTA - May 16, 2019 - PulteGroup, Inc. (NYSE: PHM) announced today that its Board of Directors has approved an increase of $500 million to its share repurchase authorization. As of May 15, 2019, there was $262 million remaining under the current plan, so the Company’s share repurchase authorization now totals approximately $762 million.
As detailed in a separate press release, PulteGroup announced that it will commence a cash tender offer for $300 million of its 4.250% senior notes due 2021.
“Driven by the ongoing strength of our homebuilding operations, we ended the first quarter of 2019 in an outstanding financial position with $1.1 billion of cash and $1.8 billion of total available liquidity,” said Ryan Marshall, PulteGroup president and CEO. “Our resulting balance sheet strength affords us the flexibility to capitalize on market opportunities and execute on our capital allocation objectives.
“Reflecting our constructive view of the housing market, we expect to invest approximately $2.9 billion, inclusive of our recently closed transaction with American West, in land acquisition and development in 2019, which is an increase of approximately 10% over 2018. Strategically investing in our business, repurchasing shares and paying down debt are all consistent with our stated capital-allocation priorities and with our goal of delivering high returns over the housing cycle.”
This press release is not an offer to sell or to purchase or a solicitation to purchase or accept any securities.
Forward-Looking Statements

This press release includes "forward-looking statements." These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” "should", “will” and similar expressions identify forward-looking statements, including statements related to any impairment charge and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the levels of our land spend; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws which could have a greater impact on our effective tax rate or the value of our deferred tax assets than we anticipate; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See PulteGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other public filings with the Securities and Exchange Commission (the "SEC") for a further discussion of these and other risks and uncertainties applicable to our businesses. PulteGroup undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in PulteGroup's expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America's largest homebuilding companies with operations in more than 40 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes and John Wieland Homes and Neighborhoods, the Company is one of the industry's most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup conducts extensive research to provide homebuyers with innovative solutions and consumer inspired homes and communities to make lives better.

For more information about PulteGroup, Inc. and PulteGroup brands, go to www.pultegroup.com;
www.pulte.com; www.centex.com; www.delwebb.com; www.divosta.com and www.jwhomes.com.

Follow PulteGroup, Inc. on Twitter: @PulteGroupNews

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